EXHIBIT 99

MBT Financial Corp. Announces Preliminary Fourth Quarter 2017

Results, Quarterly and Special Dividends, and Repurchase Authorization

MONROE, Mich., January 25, 2018 – MBT Financial Corp., (Nasdaq: MBTF), the parent company of Monroe Bank & Trust, reported a preliminary net loss of $144,000 ($0.01 per share), in the fourth quarter of 2017, compared to a profit of $3,578,000 ($0.16 per share, basic and diluted), in the fourth quarter of 2016. The profit for the year ended December 31, 2017 is $10,609,000, compared to $14,501,000 for 2016. The Company recorded Federal income Tax Expense of $5,559,000 in the fourth quarter, which included $4,278,000 to adjust the value of its deferred tax assets following the enactment of the Tax Cuts and Jobs Act of 2017. When adjusting for non-recurring items such as negative loan loss provisions, gains and losses on securities, a life insurance benefit, and an adjustment to the wealth management fee income accrual, the adjusted operating income for 2017 was $19,509,000, an increase of 18.4% compared to $16,472,000 earned in 2016.

In addition, the Company announced that it will pay a quarterly dividend of $0.06 per common share and a special dividend of $0.60 per common share. The dividends will be paid as a single distribution on February 15, 2018 to shareholders of record as of February 8, 2018. This is compared to the quarterly dividend of $0.05 and special dividend of $0.70 paid in the same quarter last year.

The Company also announced that its Board of Directors authorized the repurchase of up to 2 million shares of its common stock. This represents 8.7% of the shares currently outstanding. Repurchases may be conducted from time to time in the open market or through privately negotiated transactions. The authorization commences February 1, 2018 and expires January 31, 2020. The authorization replaces a two year authorization to repurchase up to 2 million shares that is set to expire on January 31, 2018. During that authorization, 192,080 shares were repurchased.

The Net Interest Income for the fourth quarter of 2017 increased $799,000, or 8.3% as the net interest margin improved from 3.14% in the fourth quarter of 2016 to 3.43% in the fourth quarter of 2017 due to higher interest rates and growth in the loan portfolio.

The provision for loan losses was a negative expense of $500,000 for the fourth quarter of 2017, an increase of $500,000 compared to last year’s fourth quarter, when we recorded a negative expense of $1,000,000. Asset quality and historical loss ratios improved, but the growth in the loan portfolio reduced the size of the negative provision expense required to adjust the Allowance for Loan Losses. Total Loans increased $42.4 million, or 6.5% during 2017, while the Allowance for Loan and Lease Losses was reduced from $8.5 million, or 1.30% of loans to a still relatively strong $7.7 million, or 1.10%.

Non-interest income for the fourth quarter of 2017 decreased $148,000, or 3.9% compared to the fourth quarter of 2016. Excluding gains and losses on securities and ORE transactions in both periods and a gain from life insurance proceeds that occurred in the fourth quarter of 2017, the non-interest income increased $46,000, or 1.2%. Non-interest expense decreased $154,000, or 1.7%, as a $532,000 decrease in salaries and benefits was partially offset by increases in equipment expense and professional fees.

Total assets of the company decreased $9.9 million, or 0.7%, compared to December 31, 2016, to $1.35 billion. Capital decreased $8.5 million during the year as the payment of the special and regular dividends exceeded the net income. The ratio of equity to assets decreased from 10.40% at the end of 2016 to 9.84% at the end of 2017. The Bank’s Tier 1 Leverage ratio decreased from 10.75% as of December 31, 2016 to 10.33 % as of December 31, 2017.

H. Douglas Chaffin, President and CEO, commented, “We continue to see solid loan growth, and the improvement in net interest margin combined with well-controlled non-interest expenses contributed to improved core earnings this year. Our new business pipeline remains strong and we expect loan growth to continue in 2018, which should lead to further margin improvement. Notably, we also expect credit quality to remain strong, as we see nothing that might inhibit our strong quality metrics in the near term. Our focus on managing our capital has also allowed us to bring more value to our shareholders, through the regular and special dividends and the repurchase authorization we announced today. We will continue to keep our eyes open for the right opportunities to grow through strategic acquisitions, while remaining disciplined in that regard.  We remain confident in our ability to maintain our position as the premier independent provider of financial services in the communities we serve.”

Conference Call

MBT Financial Corp. will hold a conference call to discuss the Fourth Quarter 2017 results on Friday, January 26, 2018, at 10:00 a.m. Eastern Time. The call will be webcast and can be accessed at the Investor Relations/Corporate Profile page of MBT Financial Corp.’s web site www.mbandt.com. The call can also be accessed in the United States by calling toll free (877) 510-3783. The toll free number for callers in Canada is (855) 669-9657 and international callers can access the call at (412) 902-4136. A replay will be available one hour after the conclusion of the call at (877) 344-7529, Conference #10115518. The replay will be available until February 26, 2018 at 9:00 a.m. Eastern. The webcast will be archived on the Company’s web site and available for twelve months following the call.

About the Company:

MBT Financial Corp. (NASDAQ: MBTF), a bank holding company headquartered in Monroe, Michigan, is the parent company of Monroe Bank & Trust (“MBT”). Founded in 1858, MBT is one of the largest independently owned community banks in Southeast Michigan.  With over $1.3 billion in assets, MBT is a full-service bank, offering a complete range of business and personal accounts, credit and mortgage options, investment and retirement services and award-winning financial literacy outreach.  MBT employee volunteers contribute between 8,000 to 9,000 hours of community service annually. MBT’s Commercial Lending Group is a top SBA lending partner. MBT’s Wealth Management Group (“WMG”) is one of the largest and most respected in Michigan, ranking fourth among all Michigan banks for total trust assets. With offices and ATMs in Monroe, and Wayne Counties, convenient mobile and online banking, a robust online and social media presence and a comprehensive array of products and services, MBT prides itself in offering World Class Banking with a Local Address. Visit MBT’s website at www.mbandt.com.

Forward-Looking Statements

Certain statements contained herein are not based on historical facts and are "forward-looking statements" within the meaning of Section 21A of the Securities Exchange Act of 1934. Forward-looking statements which are based on various assumptions (some of which are beyond the Company's control), may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "estimate," "anticipate," "continue," or similar terms or variations on those terms, or the negative of these terms. Actual results could differ materially from those set forth in forward-looking statements, due to a variety of factors, including, but not limited to, those related to the economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset/liability management, change in the financial and securities markets, including changes with respect to the market value of our financial assets, the availability of and costs associated with sources of liquidity, and the ability of the Company to resolve or dispose of problem loans. The Company undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

MBT FINANCIAL CORP.
CONSOLIDATED FINANCIAL HIGHLIGHTS - UNAUDITED

	Quarterly					Year to Date
	2017	2017	2017	2017	2016
(dollars in thousands except per share data)	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	2017	2016

EARNINGS
Net interest income	$10,373	$10,231	$9,864	$9,595	$9,574	$40,063	$37,623
FTE Net interest income	$10,552	$10,394	$10,017	$9,749	$9,731	$40,712	$38,233
Provision for loan and lease losses	$(500)	$-	$-	$(200)	$(1,000)	$(700)	$(2,200)
Non interest income	$3,657	$4,035	$4,370	$3,820	$3,805	$15,882	$17,513
Non interest expense	$9,115	$8,950	$9,008	$9,062	$9,269	$36,135	$36,598
Net income	$(144)	$3,933	$3,640	$3,180	$3,578	$10,609	$14,501
Basic earnings per share	$(0.01)	$0.17	$0.16	$0.14	$0.16	$0.46	$0.64
Diluted earnings per share	$(0.01)	$0.17	$0.16	$0.14	$0.16	$0.46	$0.63
Average shares outstanding	22,884,010	22,871,451	22,865,529	22,821,273	22,738,718	$22,860,767	$22,802,325
Average diluted shares outstanding	23,044,241	23,040,960	23,006,766	22,961,425	22,905,786	$23,019,716	$22,937,193

PERFORMANCE RATIOS
Return on average assets	-0.04%	1.18%	1.11%	0.97%	1.07%	0.80%	1.09%
Return on average common equity	-0.42%	11.54%	11.14%	9.83%	9.57%	7.94%	10.00%

Base Margin	3.37%	3.30%	3.25%	3.16%	3.07%	3.27%	3.05%
FTE Adjustment	0.06%	0.05%	0.05%	0.05%	0.05%	0.05%	0.05%
Loan Fees	0.00%	0.03%	0.01%	0.00%	0.02%	0.01%	0.01%
FTE Net Interest Margin	3.43%	3.38%	3.31%	3.21%	3.14%	3.33%	3.11%

Efficiency ratio	62.80%	62.52%	64.14%	66.43%	68.18%	63.94%	67.83%
Full-time equivalent employees	288	295	287	287	277	289	284

CAPITAL
Average equity to average assets	10.34%	10.21%	9.95%	9.87%	11.21%	10.09%	10.93%
Book value per share	$5.79	$5.94	$5.87	$5.67	$6.20	$5.79	$6.20
Cash dividend per share	$0.06	$0.06	$0.05	$0.75	$0.04	$0.17	$0.64

ASSET QUALITY
Loan Charge-Offs	$14	$306	$396	$112	$522	$828	$1,463
Loan Recoveries	$170	$179	$199	$188	$575	$736	$1,225
Net Charge-Offs	$(156)	$127	$197	$(76)	$(53)	$92	$238

Allowance for loan and lease losses	$7,666	$8,010	$8,137	$8,334	$8,458	$7,666	$8,458

Nonaccrual Loans	$3,658	$3,050	$4,143	$5,001	$4,656	$3,658	$4,656
Loans 90 days past due	$3	$5	$3	$9	$10	$3	$10
Restructured loans	$9,625	$9,859	$10,103	$10,318	$14,161	$9,625	$14,161
Total non performing loans	$13,286	$12,914	$14,249	$15,328	$18,827	$13,286	$18,827
Other real estate owned & other assets	$1,452	$1,686	$1,542	$1,400	$1,634	$1,452	$1,634
Total non performing assets	$14,738	$14,600	$15,791	$16,728	$20,461	$14,738	$20,461

Classified Loans	$8,273	$9,206	$10,599	$14,030	$14,971	$8,273	$14,971
Other real estate owned & other assets	$1,452	$1,686	$1,542	$1,400	$1,634	$1,452	$1,634
Total classified assets	$9,725	$10,892	$12,141	$15,430	$16,605	$9,725	$16,605

Net loan charge-offs to average loans	-0.09%	0.07%	0.12%	-0.05%	-0.03%	0.01%	0.04%
Allowance for loan losses to total loans	1.10%	1.15%	1.19%	1.26%	1.30%	1.10%	1.30%
Non performing loans to gross loans	1.91%	1.86%	2.08%	2.31%	2.88%	1.91%	2.88%
Non performing assets to total assets	1.09%	1.08%	1.19%	1.24%	1.51%	1.09%	1.51%
Classified assets to total capital	6.64%	7.59%	8.63%	11.16%	10.95%	6.64%	10.95%
Allowance to non performing loans	57.70%	62.03%	57.11%	54.37%	44.92%	57.70%	44.92%

END OF PERIOD BALANCES
Loans and leases	$695,325	$693,866	$683,648	$663,449	$652,948	$695,325	$652,948
Total earning assets	$1,229,425	$1,220,844	$1,201,903	$1,232,350	$1,239,439	$1,229,425	$1,239,439
Total assets	$1,347,420	$1,347,352	$1,326,392	$1,346,554	$1,357,283	$1,347,420	$1,357,283
Deposits	$1,198,164	$1,195,335	$1,177,069	$1,203,072	$1,199,717	$1,198,164	$1,199,717
Interest Bearing Liabilities	$898,326	$897,408	$886,474	$918,126	$920,716	$898,326	$920,716
Shareholders' equity	$132,658	$135,969	$134,222	$129,553	$141,114	$132,658	$141,114
Tier 1 Capital (Bank)	$138,819	$135,470	$132,565	$129,935	$143,123	$138,819	$143,123
Total Shares Outstanding	22,907,844	22,875,505	22,870,082	22,860,794	22,777,882	22,907,844	$22,777,882

AVERAGE BALANCES
Loans and leases	$693,586	$686,259	$672,849	$656,550	$654,077	$677,437	$638,006
Total earning assets	$1,220,426	$1,220,620	$1,215,360	$1,229,947	$1,230,134	$1,221,561	$1,227,692
Total assets	$1,324,847	$1,324,723	$1,316,081	$1,329,128	$1,326,623	$1,323,686	$1,326,710
Deposits	$1,184,592	$1,187,768	$1,183,645	$1,194,296	$1,174,024	$1,187,550	$1,172,839
Interest Bearing Liabilities	$884,979	$895,376	$904,581	$917,125	$891,510	$900,415	$910,818
Shareholders' equity	$136,963	$135,188	$131,015	$131,171	$148,765	$133,605	$145,030

MBT FINANCIAL CORP.
CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED

	Quarter Ended December 31,		Year Ended December 31,
Dollars in thousands (except per share data)	2017	2016	2017	2016
Interest Income
Interest and fees on loans	$8,132	$7,513	$31,300	$29,265
Interest on investment securities-
Tax-exempt	356	317	1,299	1,241
Taxable	2,200	2,077	8,707	8,791
Interest on balances due from banks	102	112	494	562
Total interest income	10,790	10,019	41,800	39,859

Interest Expense
Interest on deposits	414	445	1,731	1,928
Interest on borrowed funds	3	-	6	308
Total interest expense	417	445	1,737	2,236

Net Interest Income	10,373	9,574	40,063	37,623
Provision For Loan Losses	(500)	(1,000)	(700)	(2,200)

Net Interest Income After
Provision For Loan Losses	10,873	10,574	40,763	39,823

Other Income
Income from wealth management services	1,187	1,106	5,017	4,453
Service charges and other fees	1,050	1,079	4,186	4,221
Debit Card income	730	701	2,877	2,831
Net gain (loss) on sales of securities	(773)	(8)	(546)	2,151
Net gain (loss) on other real estate owned	67	(24)	(22)	(85)
Origination fees on mortgage loans sold	68	125	329	540
Bank Owned Life Insurance income	848	356	1,978	1,425
Other	480	470	2,063	1,977
Total other income	3,657	3,805	15,882	17,513

Other Expenses
Salaries and employee benefits	5,380	5,912	21,400	22,443
Occupancy expense	701	728	2,825	2,730
Equipment expense	855	738	3,126	2,879
Marketing expense	361	319	1,322	1,144
Professional fees	560	471	2,339	2,138
EFT/ATM expense	259	241	1,022	1,022
Other real estate owned expense	22	19	117	148
FDIC deposit insurance assessment	107	28	428	567
Bonding and other insurance expense	119	123	486	577
Telephone expense	83	101	385	413
Other	668	589	2,685	2,537
Total other expenses	9,115	9,269	36,135	36,598

Profit Before Income Taxes	5,415	5,110	20,510	20,738
Income Tax Expense	5,559	1,532	9,901	6,237
Net Profit	$(144)	$3,578	$10,609	$14,501

Basic Earnings Per Common Share	$(0.01)	$0.16	$0.46	$0.64

Diluted Earnings Per Common Share	$(0.01)	$0.16	$0.46	$0.63

Dividends Declared Per Common Share	$0.06	$0.04	$0.92	$0.64

MBT FINANCIAL CORP.
CONSOLIDATED BALANCE SHEETS

	(Unaudited)
Dollars in thousands	December 31, 2017	December 31, 2016
Assets
Cash and Cash Equivalents
Cash and due from banks
Non-interest bearing	$18,233	$18,183
Interest bearing	34,777	34,589
Total cash and cash equivalents	53,010	52,772

Interest Bearing Time Deposits in Other Banks	15,196	18,946
Securities - Held to Maturity	37,163	40,741
Securities - Available for Sale	442,816	488,067
Federal Home Loan Bank stock - at cost	4,148	4,148
Loans held for sale	346	611

Loans	694,979	652,337
Allowance for Loan Losses	(7,666)	(8,458)
Loans - Net	687,313	643,879

Accrued interest receivable and other assets	20,463	24,901
Other Real Estate Owned	1,412	1,634
Bank Owned Life Insurance	58,153	54,415
Premises and Equipment - Net	27,400	27,169
Total assets	$1,347,420	$1,357,283

Liabilities
Deposits:
Non-interest bearing	$299,838	$279,001
Interest-bearing	898,326	920,716
Total deposits	1,198,164	1,199,717

Accrued interest payable and other liabilities	16,598	16,452
Total liabilities	1,214,762	1,216,169

Shareholders' Equity
Common stock (no par value)	22,840	22,562
Retained Earnings	117,524	126,079
Unearned Compensation	-	(4)
Accumulated other comprehensive loss	(7,706)	(7,523)
Total shareholders' equity	132,658	141,114
Total liabilities and shareholders' equity	$1,347,420	$1,357,283

FOR FURTHER INFORMATION:

H. Douglas Chaffin	John L. Skibski	Julian J. Broggio
Chief Executive Officer	Chief Financial Officer	Director of Marketing
(734) 384-8123	(734) 242-1879	(734) 240-2341
doug.chaffin@mbandt.com	john.skibski@mbandt.com	julian.broggio@mbandt.com